Exhibit 99.1

NEWS RELEASE CONTACT Edy Francis Co-Chief Executive Officer / Chief Financial Officer Isramco, Inc. 713-621-3882

ISRAMCO, INC. ENTERS INTO DEFINITIVE MERGER AGREEMENT; TRANSACTION WOULD RESULT IN COMPANY GOING PRIVATE

HOUSTON, TX — May 20, 2019 — Isramco, Inc. (NASDAQ CM: ISRL) (the “Company,” “Isramco,” “we” or “our”) announced today that it has signed a definitive merger agreement with Naphtha Israel Petroleum Corporation Ltd. (“Naphtha”), Naphtha Holding Ltd. (“NHL”), I.O.C. – Israel Oil Company, LTD. (“IOC”) and Naphtha US Oil, Inc. (each a wholly owned subsidiary of Naphtha, and, together with Naphtha, the “Naphtha Group”), pursuant to which the Naphtha Group will acquire all of the common stock of Isramco issued and outstanding immediately prior to the effective time of the merger. The holders of the Company’s outstanding shares of common stock will receive US $121.40 per share in cash, other than (i) the shares owned by NHL or IOC, (ii) the shares held by Isramco as treasury stock and (iii) the shares in respect of which appraisal rights have been properly and validly exercised under Delaware law.

The US $121.40 per share price represents a premium of approximately 10% over the US $110.36 purchase price per share initially offered by Naphtha and a premium of approximately 4.4% over the 30 trading-day average price of the Company’s common stock as of May 17, 2019. Mr. Haim Tsuff, who through various entities controls Naphtha, beneficially owns approximately 73.0% of the outstanding common stock of Isramco.

The Company’s Board of Directors, acting on the unanimous recommendation of the special committee formed by the Board of Directors (the “Special Committee”), approved the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that the Company’s stockholders adopt the merger agreement and the transactions contemplated by the merger agreement. The Special Committee, which is comprised solely of independent and disinterested directors of the Company who are unaffiliated with the Naphtha Group or management of the Company, exclusively negotiated the terms of the merger agreement with the Naphtha Group, with the assistance of its independent financial and legal advisors.

Upon closing of the merger, Isramco will become an indirect wholly owned subsidiary of Naphtha. Isramco is expected to remain headquartered in Houston, Texas. The merger is subject to approval by Isramco’s stockholders, including a non-waivable condition requiring approval by the holders of a majority of the outstanding shares of Isramco common stock that are not beneficially owned by the members of the Naphtha Group or certain senior executive officers of the Company, as well as certain other customary closing conditions. The merger is not subject to a financing condition. The Company will call a meeting of stockholders for the purpose of voting on the adoption of the merger agreement in due course. If completed, the merger will result in the Company becoming a privately held company and Isramco’s common stock would no longer be listed on the NASDAQ Capital Market.

Duff & Phelps, LLC is serving as sole financial advisor to the Special Committee and Norton Rose Fulbright US LLP is serving as legal counsel to the Special Committee. Baker Botts L.L.P. is serving as U.S. legal counsel to the Naphtha Group.

About Naphtha

Naphtha is an Israeli public company, whose shares are listed for trading on the Tel-Aviv Stock Exchange (TLV:NFTA). Naphtha engages primarily, through its subsidiaries, in exploration, development and production of oil & gas: offshore Israel and onshore US. Naphtha also is engaged in the field of commercial real-estate and hotel management, in Israel and in Europe.

About Isramco

Isramco, Inc. (NASDAQ CM: ISRL) is an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas properties located onshore in the United States and ownership of various royalty interests in oil and gas concessions located offshore Israel. The Company also operates a well service company that provides well maintenance, workover services, well completion and recompletion services. The Company also operates a production services company that provides a full range of onshore production services U.S. oil and gas producers and a transportation company providing transport of liquefied petroleum products.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Isramco by the Naptha Group and their respective affiliates. In connection with the proposed merger, Isramco will file with the SEC and furnish to Isramco’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ISRAMCO’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Isramco with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Isramco’s website at www.isramcousa.com or by directing a request to Isramco, Inc., Attn: Chief Financial Officer, 1001 West Loop South, Suite 750, Houston, Texas 77027 or by calling (713) 621-3882.

Participants in the Solicitation

Isramco and its directors, executive officers and certain other members of management and employees of Isramco may be deemed to be “participants” in the solicitation of proxies from the stockholders of Isramco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Isramco in connection with the proposed merger, which may be different than those of Isramco’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Isramco and its directors and executive officers and their ownership of Isramco’s Common Stock in Isramco’s Annual Report on Form 10-K, filed with the SEC on March 18, 2019, and amended on April 30, 2019, and additional information about the ownership of Isramco’s Common Stock by Isramco’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Isramco, the Naphtha Group and the proposed acquisition of Isramco by the Naphtha Group and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Isramco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Isramco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Isramco’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Isramco’s Annual Report on Form 10–K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019, and amended on April 30, 2019, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements represent Isramco’s views as of the date on which such statements were made and Isramco undertakes no obligation to publicly update such forward-looking statements.

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